EXHIBIT 10.10


 Security Agreement dated as of May 2004 between Silicon Film Technologies, Inc.
                        and Cornell Capital Partners, LP

                               SECURITY AGREEMENT
                               ------------------


         THIS SECURITY AGREEMENT (the "AGREEMENT"), is entered into and made effective as of May 14, 2004, by and between SILICON FILM TECHNOLOGIES, INC., an Illinois corporation (the "COMPANY"), and the BUYER(S) listed on Schedule I attached to the Securities Purchase Agreement dated the date hereof (the "SECURED PARTY").

         WHEREAS, the Company is a majority owned subsidiary of Voyager One, Inc. (the "PARENT");

         WHEREAS, the Parent shall issue and sell to the Secured Party, as provided in the Securities Purchase Agreement of even date herewith, and the Secured Party shall purchase up to One Million One Hundred Thousand Dollars ($1,100,000) of five percent (5%) secured convertible debentures (the "CONVERTIBLE DEBENTURES"), which shall be convertible into shares of the Parent's common stock, par value $0.001 (the "COMMON STOCK") (as converted, the "CONVERSION SHARES") in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached to the Securities Purchase Agreement;

         WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Securities Purchase Agreement, the Secured Convertible Debenture, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, and the Escrow Agreement (collectively referred to as the "TRANSACTION DOCUMENTS"), the Company hereby grants to the Secured Party a security interest in and to the pledged property identified on EXHIBIT "A" hereto (collectively referred to as the "PLEDGED PROPERTY") until the satisfaction of the Obligations, as defined herein below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                         DEFINITIONS AND INTERPRETATIONS
                         -------------------------------

         Section 1.1.      RECITALS.
                           ---------

         The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

         Section 1.2.      INTERPRETATIONS.
                           ----------------

         Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

         Section 1.3.      OBLIGATIONS SECURED.
                           --------------------

         The obligations secured hereby are any and all obligations of the Company or the Parent now existing or hereinafter incurred to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation, those obligations of the Parent to the Secured Party under the Securities Purchase Agreement, the Secured Convertible Debenture, the Investor Registration Rights Agreement and Irrevocable Transfer Agent Instructions, and any other amounts now or hereafter owed to the Secured Party by the Parent thereunder or hereunder (collectively, the "OBLIGATIONS").

                                   ARTICLE 2.

                PLEDGED COLLATERAL, ADMINISTRATION OF COLLATERAL
                ------------------------------------------------
                      AND TERMINATION OF SECURITY INTEREST
                      ------------------------------------

         Section 2.1.      PLEDGED PROPERTY.
                           -----------------

                  (a) The Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest for such time until the Obligations are paid in full, in and to all of the property of the Company as set forth in EXHIBIT "A" attached hereto (collectively, the "PLEDGED PROPERTY"):

         The Pledged Property, as set forth in EXHIBIT "A" attached hereto, and the products thereof and the proceeds of all such items are hereinafter collectively referred to as the "PLEDGED COLLATERAL."

                  (b) Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property. Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party's reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

         Section 2.2.      RIGHTS; INTERESTS; ETC.
                           -----------------------

                  (a) So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

                           (i) the Company shall be entitled to exercise any and
all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and

                           (ii) the Company shall be entitled to receive and
retain any and all payments paid or made in respect of the Pledged Property.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                           (i) All rights of the Company to exercise the rights
which it would otherwise be entitled to exercise pursuant to
Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Collateral such payments; PROVIDED, HOWEVER, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Collateral pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

                           (ii) All interest, dividends, income and other
payments and distributions which are received by the Company contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or

                           (iii) The Secured Party in its sole discretion shall
be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Convertible Debenture as described herein

                  (c) Each of the following events shall constitute a default under this Agreement (each an "EVENT OF DEFAULT"):

                           (i) any default, whether in whole or in part, shall
occur in the payment to the Secured Party of principal, interest or other item comprising the Obligations as and when due or with respect to any other debt or obligation of the Company or the Parent to a party other than the Secured Party;

                           (ii) any default, whether in whole or in part, shall
occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Agreement or the Transaction Documents;

                           (iii) the Company or the Parent shall: (1) make a
general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties;
(3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or

                           (iv) any case, proceeding or other action shall be
commenced against the Company or the Parent for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(iii) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company or the Parent, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company or the Parent, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) days.

                                   ARTICLE 3.

                          ATTORNEY-IN-FACT; PERFORMANCE
                          -----------------------------

         Section 3.1.      SECURED PARTY APPOINTED ATTORNEY-IN-FACT.
                           -----------------------------------------

         Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property or Pledged Collateral to make payments directly to the Secured Party.

         Section 3.2.      SECURED PARTY MAY PERFORM.
                           --------------------------

         If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 4.1.      AUTHORIZATION; ENFORCEABILITY.
                           ------------------------------

         Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights or by the principles governing the availability of equitable remedies.

         Section 4.2.      OWNERSHIP OF PLEDGED PROPERTY.
                           ------------------------------

         The Company warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

                                   ARTICLE 5.

                    DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL
                    ----------------------------------------

         Section 5.1.      DEFAULT AND REMEDIES.
                           ---------------------

                  (a) If an Event of Default described in Section 2.2(c)(i) and
(ii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable. If an Event of Default described in Sections 2.2(c)(iii) or
(iv) occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

                  (b) Upon the occurrence of an Event of Default, the Secured Party shall,: (i) be entitled to receive all distributions with respect to the Pledged Collateral, (ii) to cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Property, and (iv) to realize upon any and all rights in the Pledged Property then held by the Secured Party.

         Section 5.2.      METHOD OF REALIZING UPON THE PLEDGED PROPERTY :
                           -----------------------------------------------
                           OTHER REMEDIES.
                           ---------------

         Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party's right to realize upon the Pledged Property:

                  (a) Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) days' prior written notice of the time and place or of the time after which a private sale may be made (the "SALE NOTICE")), which notice period shall in any event is hereby agreed to be commercially reasonable. At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party. The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

                  (b) Any cash being held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as follows:

                           (i) to the payment of all amounts due the Secured
Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

                           (ii) to the payment of the Obligations then due and
unpaid.

                           (iii) the balance, if any, to the person or persons
entitled thereto, including, without limitation, the Company.

                  (c) In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

                           (i) If the Company fails to pay such amounts due upon
the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated. The Secured Party may proceed against the Company without proceeding first against any other party, including, without limitation, the Parent.

                           (ii) The Company agrees that it shall be liable for
any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

         Section 5.3.      PROOFS OF CLAIM.
                           ----------------

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of Previous Security Holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

                           (i) to file and prove a claim for the whole amount of
the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

         Section 5.4.      DUTIES REGARDING PLEDGED COLLATERAL.
                           ------------------------------------

         The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party's possession.

                                   ARTICLE 6.

                              AFFIRMATIVE COVENANTS
                              ---------------------

         The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

         Section 6.1.      EXISTENCE, PROPERTIES, ETC.
                           ---------------------------

                  (a) The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company's due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Company shall not do, or cause to be done, any act impairing the Company's corporate power or authority
(i) to carry on the Company's business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder. For purpose of this Agreement, the term "MATERIAL ADVERSE EFFECT" shall mean any material and adverse affect as determined by Secured Party in its sole discretion, whether individually or in the aggregate, upon (a) the Company's assets, business, operations, properties or condition, financial or otherwise; (b) the Company's to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

         Section 6.2.      FINANCIAL STATEMENTS AND REPORTS.
                           ---------------------------------

         The Company shall furnish to the Secured Party such financial data as the Secured Party may reasonably request. Without limiting the foregoing, the Company shall furnish to the Secured Party (or cause to be furnished to the Secured Party) the following:

                  (a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, the balance sheet of the Company as of the close of such fiscal year, the statement of earnings and retained earnings of the Company as of the close of such fiscal year, and statement of cash flows for the Company for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief executive and chief financial officers of the Company as being true and correct and accompanied by a certificate of the chief executive and chief financial officers of the Company, stating that the Company has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement during such fiscal year and that no Event of Default hereunder has occurred and is continuing, or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action the Company proposes to take in connection therewith;

                  (b) within forty-five (45) days of the end of each calendar month, a balance sheet of the Company as of the close of such month, and statement of earnings and retained earnings of the Company as of the close of such month, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied, certified by the chief executive and chief financial officers of the Company as being true and correct; and

                  (c) promptly upon receipt thereof, copies of all accountants' reports and accompanying financial reports submitted to the Company by independent accountants in connection with each annual examination of the Company.

         Section 6.3.      ACCOUNTS AND REPORTS.
                           ---------------------

         The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

                  (a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Company in excess of $15,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $15,000, including any received from any person acting on behalf of the Secured Party or beneficiary thereof; and

                  (b) within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Company, or submitted to or filed by the Company with any governmental authority involving or affecting (i) the Company that could have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Pledged Collateral; or (iv) any of the transactions contemplated in this Agreement or the Loan Instruments.

         Section 6.4.      MAINTENANCE OF BOOKS AND RECORDS; INSPECTION.
                           --------------------------------------------
         The Company shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents and/or the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

         Section 6.5.      MAINTENANCE AND INSURANCE.
                           --------------------------

                  (a) The Company shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, making all necessary repairs thereto and renewals and replacements thereof.

                  (b) The Company shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Company deems reasonably necessary to the Company's business, (i) adequate to insure all assets and properties of the Company, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Company; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

         Section 6.6.      CONTRACTS AND OTHER COLLATERAL.
                           -------------------------------

         The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

         Section 6.7.      DEFENSE OF COLLATERAL, ETC.
                           ---------------------------

         The Company shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property; and (b) if not included within the Pledged Property , those assets and properties whose loss could have a Material Adverse Effect, the Company shall defend the Secured Party's right, title and interest in and to each and every part of the Pledged Property, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

         Section 6.8.      PAYMENT OF DEBTS, TAXES, ETC.
                           -----------------------------

         The Company shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it, upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due

         Section 6.9.      TAXES AND ASSESSMENTS; TAX INDEMNITY.
                           -------------------------------------

         The Company shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; PROVIDED, HOWEVER, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

         Section 6.10.     COMPLIANCE WITH LAW AND OTHER AGREEMENTS.
                           ----------------------------------------

         The Company shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly in accordance with the terms thereof.

         Section 6.11.     NOTICE OF DEFAULT.
                           -----------------

         The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement, the Transaction Documents or any other Loan Instrument or any other agreement of Company for the payment of money, promptly upon the occurrence thereof.

         Section 6.12.     NOTICE OF LITIGATION.
                           --------------------

         The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.

                                   ARTICLE 7.

                               NEGATIVE COVENANTS
                               ------------------

         The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:

         Section 7.1.      INDEBTEDNESS.
                           -------------

         The Company shall not directly or indirectly permit, create, incur, assume, permit to exist, increase, renew or extend on or after the date hereof any indebtedness on its part, including commitments, contingencies and credit availabilities, or apply for or offer or agree to do any of the foregoing.

         Section 7.2.      LIENS AND ENCUMBRANCES.
                           -----------------------

         The Company shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property or of the Company's capital stock, or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Property or the Company's capital stock; or enter into any sale-leaseback financing respecting any part of the Pledged Property as lessee, or cause or assist the inception or continuation of any of the foregoing.

         Section 7.3.      ARTICLES, BY-LAWS, MERGERS, CONSOLIDATIONS,
                           -------------------------------------------
                           ACQUISITIONS AND SALES.
                           -----------------------

         Without the prior express written consent of the Secured Party, the Company shall not: (a) be a party to any merger, consolidation or corporate reorganization, (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any subsidiaries nor convey any of its assets to any subsidiary.

         Section 7.4.      MANAGEMENT, OWNERSHIP.
                           ----------------------

         The Company shall not materially change its executive staff as it relates to the positions and authority held by John Lichter and Sebastien DuFort without the prior written consent of the Secured Party. Positions and authority held by John Lichter and Sebastien DuFort are material factors in the Secured Party's willingness to institute and maintain a lending relationship with the Company.

         Section 7.5.      DIVIDENDS, ETC.
                           ---------------
         The Company shall not declare or pay any dividend of any kind, in cash or in property, on any class of its capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of the Secured Party.

         Section 7.6.      GUARANTIES; LOANS.
                           ------------------

         The Company shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for (i) the indebtedness currently secured by the liens identified on the Pledged Property identified on Exhibit A hereto and (ii) the endorsement of negotiable instruments payable to the Company for deposit or collection in the ordinary course of business. The Company shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

         Section 7.7.      DEBT.
                           ----

         The Company shall not create, incur, assume or suffer to exist any additional indebtedness (i) that is secured by any of the Company's assets (whether real or personal and whether now owned or hereinafter acquired) or (ii) of any description whatsoever in an aggregate amount in excess of $10,000,000 (excluding with respect to subpart (ii) hereunder any indebtedness of the Company to the Secured Party, trade accounts payable and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable to the Company, respectively for deposit or collection in the ordinary course of business).

         Section 7.8.      CONDUCT OF BUSINESS.
                           --------------------

         The Company will continue to engage, in an efficient and economical manner, in a business of the same general type as conducted by it on the date of this Agreement.

         Section 7.9.      PLACES OF BUSINESS.
                           -------------------

         The location of the Company's chief place of business is 859 West End Court, Suite I, Vernon Hills, Illinois 60061. The Company shall not change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party or move any of the Pledged Property from its current location without thirty (30) days' prior written notice to the Secured Party in each instance.

                                   ARTICLE 8.

                                  MISCELLANEOUS
                                  -------------

         Section 8.1.      NOTICES.
                           --------

         All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

         If to the Secured Party:    Cornell Capital Partners, LP
                                     101 Hudson Street, Suite 3700
                                     Jersey City, New Jersey 07302
                                     Attention:   Mark Angelo
                                                  Portfolio Manager
                                     Telephone:   (201) 986-8300
                                     Facsimile:   (201) 985-8266

         With a copy to:             Cornell Capital Partners, LP
                                     101 Hudson Street, Suite 3700
                                     Jersey City, New Jersey 07302
                                     Attention:   Troy J. Rillo, Esquire
                                     Telephone:   (201) 986-8300
                                     Facsimile:   (201) 985-8266

         And if to the Company:      Silicon Film Technologies, Inc.
                                     859 West End Court, Suite I
                                     Vernon Hills, Illinois 60061
                                     Attention:   Sebastien C. DuFort, President
                                     Telephone:   (847) 984-6200
                                     Facsimile:   (847) 984-6201

         With a copy to:             Kirkpatrick & Lockhart LLP
                                     201 South Biscayne Boulevard-Suite 2000
                                     Miami, Florida  33131-2399
                                     Attention:   Clayton E. Parker, Esq.
                                     Telephone:   (305) 539-3300
                                     Facsimile:   (305) 358-7095

         Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

         Section 8.2.      SEVERABILITY.
                           -------------

         If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         Section 8.3.      EXPENSES.
                           ---------

         In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

         Section 8.4.      WAIVERS, AMENDMENTS, ETC.
                           -------------------------

         The Secured Party's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

         SECTION 8.5.      CONTINUING SECURITY INTEREST.
                           -----------------------------

         This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations; and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

         Section 8.6.      INDEPENDENT REPRESENTATION.
                           ---------------------------

         Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

         Section 8.7.      APPLICABLE LAW:  JURISDICTION.
                           ------------------------------

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

         Section 8.8.      WAIVER OF JURY TRIAL.
                           ---------------------

         AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

         Section 8.9.      ENTIRE AGREEMENT.
                           -----------------

         This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                COMPANY:
                                                SILICON FILM TECHNOLOGIES, INC.

                                                By:    /S/ Sebastien C. Dufort
                                                       -----------------------
                                                Name:  Sebastien C. DuFort
                                                Title: President


                                                SECURED PARTY:
                                                CORNELL CAPITAL PARTNERS, LP

                                                BY:   YORKVILLE ADVISORS, LLC
                                                ITS:  GENERAL PARTNER

                                                By:    /S/ Mark Angelo
                                                       -----------------------
                                                Name:  Mark Angelo
                                                Title: Portfolio Manager



         Quest Manufacturing, Inc. hereby subordinates in all respects its interest in any and all of the Pledged Property as set forth in the Asset Purchase Agreement, attached hereto as Exhibit B, between Quest Manufacturing, Inc. and Silicon Film Technologies, Inc. dated February 1st, 2003.

                                                QUEST MANUFACTURING, INC.



                                                By:    /S/ John Lichter
                                                       -----------------------
                                                Name:  John Lichter
                                                Title: President & CEO

                                    EXHIBIT A
                         DEFINITION OF PLEDGED PROPERTY
                         ------------------------------


         For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Company:


                  (a) all goods of the Company, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Company or in which the Company may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;


                  (b) all inventory of the Company, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;


                  (c) all contract rights and general intangibles of the Company, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications (including, without limitation, all patents and patent applications, worldwide, relating to or connected with digital cameras or permitting standard 35mm cameras to take digital cameras, copyrights, deposit accounts whether now owned or hereafter created;


                  (d) all documents, warehouse receipts, instruments and chattel paper of the Company whether now owned or hereafter created;


                  (e) all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company (herein collectively referred to as "ACCOUNTS"), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company's customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Company represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Company in the ordinary course of business;


                  (f) to the extent assignable, all of the Company's rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;


                  (g) all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.

                                    EXHIBIT B

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT is made and entered at Hinsdale, Illinois, on February 1, 2003, by and between QUEST MANUFACTURING, INC. an Illinois corporation ("Seller"), and SILICON FILM TECHNOLOGIES, INCORPORATED, an Illinois corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller owns certain proprietary electronic film systems and other digital imaging products and services (the "Business"); and

         WHEREAS, Seller desires to sell, assign and transfer to Purchaser, and Purchaser desires to purchase, acquire and accept from Seller, a substantial portion of the assets utilized in the Business, including, without limitation, all patents, trademarks, and other intellectual property rights associated with the Business, upon the terms and subject to the conditions set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as set forth in this Agreement:

         1. SALE AND PURCHASE OF ASSETS. Except as provided in Section 2, Seller hereby sells, assigns and transfers to Purchaser, and Purchaser hereby purchases, acquires and accepts from Seller, substantially all the assets, personal property, powers and privileges of Seller, tangible and intangible, whether written-off, expensed, fully depreciated or otherwise, utilized in the Business (collectively, the "Assets"), free and clear of any and all liens, claims, charges, liabilities, pledges, mortgages, security interests, encumbrances or rights or claims of any other person or entity of any kind, nature or description whatsoever (collectively, the "Liens"). The Assets shall include in it's entirety the assets of Silicon Film Technology, Inc. (a California corporation), which were purchased by Quest Manufacturing on February 2nd, 2002 by a court order free and clear, without limitation, plastic tooling, molds, metal tooling, software, patents, trademarks, intellectual property and licenses agreements. The only exception to the above is payable to Knobbe, Martens, Olson & Bear, LLP the technologies patent attorney that is owed $76,000.

         2. EXCLUDED ASSETS. Purchaser is not purchasing the following assets of Seller, which assets shall remain the property of Seller and shall be excluded from the definition of "Assets":

                  (a) Seller's accounts receivable, if any; provided, however, Purchaser agrees to collect Seller's accounts receivable in the ordinary course of business for ninety (90) days following closing, after which time Purchaser shall assign to Seller any outstanding receivables. Purchaser shall account to Seller at least weekly for all accounts receivable collected. All payments received shall be allocated to the receivable designated with such payment.

                  (b) Cash and cash equivalents, including all account balances and deposits in bank accounts;

                  (c) Tangible assets and inventory that Purchaser deems to be unusable for its continuation of the Business;

                  (d) Pre-paid expenses, if any;

                  (e) All refunds and deposits of all federal, state, local and municipal taxes paid, or which may be paid, by Seller with respect to the Business for any period; and

                  (f) All closes of action and litigation.

         3. NON-ASSUMPTION OF LIABILITIES. Purchaser is not assuming and will not be liable for any trade and accounts payables, debts, liabilities or obligations of Seller, except payments to Knobbe, Martens, Olson & Bear, LLP as noted in section 1.

         4. CLOSING. The closing of the sale and purchase of the Assets shall take place on February 1st, 2003, at Purchaser's principal place of business or at a place as shall be mutually agreed to by the parties ("Closing").

         5. PURCHASE PRICE, PAYMENT TERMS AND ALLOCATION OF PURCHASE PRICE.

                  (a) The purchase price for the Assets is One Million One Hundred Fifty Eight Thousand Two Hundred Fifty Dollars (US$1,158,250.00) [the "Purchase Price"].

                  (b) Purchaser shall pay the Purchase Price to Seller, as follows:

                           (1) At closing Quest will be allocated 15,365,000
shares Common A Stock of Silicon Film Technologies, Inc., valued at $768,250 or $0.05 per share. The shares must be issued to Quest by December 31st, 2004.

                           (2) By June 30th, 2003, the sum of Seventy Thousand
Dollars ($70,000) ["Initial Payment"]. The balance of the Purchase Price, $320,000, shall be payable as monies are available, but must be completed by December 31, 2004.

                           (3) Unpaid balance shall accrue interest at 6% per
annum.

                  (c) The Purchase Price shall be allocated among the Assets in the manner determined by the Purchaser, the cash payment allocation shall also be utilized by the Seller in any required filings with the Internal Revenue Service.

         6. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser as follows:

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and is duly qualified to transact business in the State of Illinois and other states where qualification is necessary for the conduct of the Business.

                  (b) Seller has the requisite power and authority to execute, deliver and perform its covenants, duties and obligations set forth in this Agreement.

                  (c) The execution of this Agreement and Seller's full and timely performance of its covenants, duties and obligations described herein has been authorized by Seller.

                  (d) This Agreement is the valid, legal and binding obligation of Seller, enforceable in accordance with its terms. No other action by Seller is necessary to authorize the execution and delivery of this Agreement, the performance of Seller's covenants, duties and obligations and the consummation of the transactions described in and contemplated by this Agreement.

                  (e) Neither the execution and delivery of this Agreement, the performance of Seller's covenants, duties and obligations nor the consummation of the transactions described in or contemplated by this Agreement, constitute a default under or conflict with any judgment, decree or order of any court or other governmental body to which Seller is subject and will not conflict or be inconsistent with or result in the termination, modification, breach or default under the terms of any contract, commitment, covenant, agreement, instrument, document or understanding to which Seller is a party.

                  (f) The execution and delivery of this Agreement and the performance by Seller of its covenants, duties and obligations set forth in this Agreement do not require the consent, approval or other action of, or any filing with or notice to, any governmental agency or authority or any other person or entity whatsoever.

                  (g) Seller is not obligated for, nor are any of the Assets subject to, any liabilities, adverse claims or obligations, absolute or contingent, which could have a material impact or effect on the Business, the sale, assignment and transfer of the Assets to Purchaser in accordance with the terms of this Agreement or Purchaser's operation of the Business on and after the date of this Agreement.

                  (h) Seller has no knowledge of any condition or circumstance which would prevent Purchaser from obtaining all federal, state and local permits, authorizations and licenses necessary for Purchaser to conduct the Business utilizing the Assets on and after the date hereof, nor does Seller know of any basis or reason for any litigation, arbitration or other proceeding against Purchaser arising from or in connection with the Purchaser's operation of the Business or Purchaser's utilization of the Assets on and after the date hereof.

                  (i) Seller has fully reported and fully and timely paid, and will continue to fully and timely report and pay, all federal, state, local and foreign taxes of every kind, nature and description whatsoever that are due and payable or accrued with respect to Seller's business and the Assets, including, without limitation, all income, excise, payroll, social security, sales, use, license, franchise, property, head, employment and unemployment taxes.

                  (j) There is no litigation, arbitration, proceeding or controversy which is pending, threatened or anticipated before any court, governmental agency or authority, arbitrator or board of arbitrators to which Seller is a party or which may affect or is threatened against the Business, the Assets or Seller's right to carry on the Business as conducted on and before the date of this Agreement. There is no action, suite or proceeding pending or threatened before any court or governmental agency or authority which would give any party the right to rescind or enjoin any transaction described in or contemplated by this Agreement.

                  (k) All documents containing Seller's financial information that Seller has furnished to Purchaser are true and correct copies and present fairly the financial condition of Seller.

                  (l) Since January 1, 2003, Seller has actively conducted the Business in the ordinary and regular course and there has not been any material adverse change in the Business, the Assets, Seller's liabilities or the Business' prospects or operations.

                  (m) Seller is not represented by a broker in connection with the sale and purchase of the Assets and the other transactions described in or contemplated by this Agreement, and Seller warrants that it owes no broker's or finder's fee or commission in connection with the sale of the Assets and the other transactions described in or contemplated by this Agreement.

                  (n) No representation or warranty made by Seller in this Agreement or in any document, written statement, certificate or Exhibit furnished or to be furnished to Purchaser or its counsel pursuant hereto, or in connection with the transactions described in and contemplated by this Agreement, contains or will contain any untrue statement of any material fact, or omits or will omit any material fact necessary to prevent the statements of facts contained therein from being materially false or misleading. All statements made and data presented by Seller in any document, written statement, certificate or Exhibit provided to Purchaser pursuant to or in connection with this Agreement, or contemplated by this Agreement, are deemed to be representations and warranties made by Seller to Purchaser in this Agreement.

         7. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants unto Seller as follows:

                  (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

                  (b) Purchaser has the requisite corporate power and authority to execute, deliver and perform its covenants, duties and obligations set forth in this Agreement.

                  (c) The execution of this Agreement and Purchaser's full and timely performance of its covenants, duties and obligations described herein have been duly authorized by Purchaser's Board of Directors in accordance with all applicable laws and the Articles of Incorporation and By-Laws of Purchaser.

                  (d) This Agreement is the valid, legal and binding obligation of Purchaser, enforceable in accordance with its terms. No other action by Purchaser is necessary to authorize the execution and delivery of this Agreement, the performance of purchaser's covenants, duties and obligations and the consummation of the transactions described in and contemplated by this Agreement.

                  (e) Neither the execution and delivery of this Agreement, the performance of purchaser's covenants, duties and obligations nor the consummation of the transactions described in or contemplated by this Agreement, constitute a default under or conflict with any judgment, decree or order of any court or other governmental body to which Purchaser is subject and will not conflict or be inconsistent with or result in the terminating, modification, breach or default under the terms of any contract, commitment, covenant, agreement, instrument, document or understanding to which Purchaser is a party.

         8. INDEMNIFICATION.

                  (a) Seller shall defend, indemnify and hold Purchaser and its officers, directors, shareholders, employees, agents, accountants, attorneys, legal representatives, successors and assigns (collectively the "Purchaser Group"), harmless of, from and against any and all suits, actions, proceedings, losses, claims, damages, liabilities, penalties and other costs or expenses, including, without limitation, reasonable attorneys' fees and costs, at law or in equity, now existing or hereafter arising, liquidated or unliquidated, foreseeable or unforeseeable, insured or uninsured (collectively "Claims"), incurred or sustained by the Purchaser, arising from or relating to:

                           (i) A default or breach by Seller of any term,
provision, representation, warranty, covenant, duty, agreement or obligation of Seller set forth in this Agreement or in any document, written statement, certificate or Exhibit delivered pursuant to or in connection with this Agreement;

                           (ii) Seller's operation of the Business;

                           (iii) Seller's ownership and use of the Assets on and
prior to the closing of the transaction contemplated by this Agreement;
and

                           (iv) Any federal, state, county, local or municipal
tax or assessment against Seller or arising from or in connection with the operation of Seller's business, Seller's income or otherwise.

                  (b) Purchaser shall defend, indemnify and hold Seller, its officers, directors, shareholders, employees, agents, accountants, attorneys, legal representatives, successors and assigns, as the case may be (collectively the "Seller Group") harmless of, from and against any and all Claims incurred or sustained by the Seller Group, or any of them, arising from or relating to:

                           (i) A default or breach by Purchaser of any term,
provision, representation, warranty, covenant, duty, agreement or obligation of Purchaser set forth in this Agreement or in any document, written statement, certificate or Exhibit delivered pursuant to or in connection with this Agreement; and

                           (ii) Purchaser's operation of the Business.

         9. SURVIVAL. Notwithstanding any investigation made by or on behalf of Seller or Purchaser, the representations and warranties of Seller and Purchaser contained in this Agreement and or in any document, written statement, certificate or Exhibit delivered pursuant to or in connection with this Agreement and the respective covenants, agreements and obligations of Seller and Purchaser to indemnify each other pursuant to Paragraph 8 will survive the execution of this Agreement.

         10. NOTICES. All notices, requests, demands and other communications required or desired to be given pursuant to this Agreement will be given in writing and will be deemed duly given upon personal delivery, or on the third day after mailing if sent by registered or certified mail, postage prepaid, return receipt requested, or on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery, and in each case if directed as follows:

                  If to Seller, then to:         Quest Manufacturing, Inc.
                                                 PO Box 430
                                                 2503 Spring Ridge Drive Unit F
                                                 Spring Grove, IL  60081

                  With a copy to:                John Lichter
                                                 2 Valley Road
                                                 Indian Creek, IL 60061

                  If to Purchaser, then to:      Silicon Film Technologies, Inc.
                                                 Address TBD

                  With a copy to:                Sebastien DuFort
                                                 433 S. Washington Street
                                                 Hinsdale, IL  60521

or to such other person, entity or address as a party may respectively designate in like manner, from time to time.

         11. MISCELLANEOUS.

                  (a) This Agreement is delivered and intended to be performed in the State of Illinois and will be construed, interpreted and enforced in accordance with the laws of the State of Illinois.

                  (b) This Agreement may be assigned by Seller or Purchaser without the prior written consent of the other party hereto, except that Seller or Purchaser must notify the other party of the assignment in writing as long as there is a balance due as described in Section 5.

                  (c) This Agreement will be binding upon, inure to the benefit of and will be enforceable by Seller and Purchaser, and their respective legal representatives, successors and permitted assigns, if any, and no other person or entity will be deemed a third-party beneficiary of this Agreement.

                  (d) This Agreement will not be amended, changed, modified or discharged, except by a writing signed by Seller and Purchaser.

                  (e) This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (f) This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement and understanding between the parties hereto with regard to the subject matter hereof, and supersedes all prior and contemporaneous verbal and written communications, agreements, assurances and understandings between the parties hereto. No statement, representation, warranty, covenant, agreement, obligation, indemnity or undertaking of any kind, nature or description whatsoever not expressly set forth in this Agreement will be deemed a part of or will affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

                  (g) A waiver of any party's default or breach of any of their respective representations, warranties, covenants, duties, agreements or obligations or any term or provision of this Agreement, will be effective only if in writing and signed by all of the parties hereto and will be limited to the default or breach described therein; no such waiver will be or be deemed a waiver of any other, similar, prior, continuing or subsequent default or breach.

                  (h) The numbers, headings or titles of the various paragraphs of this Agreement are not a part of this Agreement, but are for convenience of reference only and do not, and will not be used to, define, limit, continue, modify or affect the meaning or content of the paragraphs.

                  (i) Seller and Purchaser will pay their own fees and expenses in connection with this Agreement and the transactions described in and contemplated by this Agreement, whether or not such transactions are consummated, including, without limitation, the fees of any attorneys, accountants or other persons or entities engaged by such party.

                  (j) The recitals set forth at the beginning of this Agreement are hereby incorporated into and made a part of this Agreement as if fully set forth herein.

                  (k) Whenever required by context, the masculine pronouns will include the feminine and neuter genders, and the singular will include the plural and vice versa.

                  (l) The Exhibits referred to in this Agreement are attached hereto, made a part hereof and incorporated herein by this reference.

                  (m) If any provision contained herein is held to be invalid or unenforceable by a court of competent jurisdiction, such provision will be severed herefrom and such invalidity or unenforceability will not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, however, if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision will be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

                  (n) Seller and Purchaser shall execute and deliver such additional documents and instruments, and take such other actions, as may be necessary or advisable to document or consummate the transactions described in or contemplated by this Agreement.

                  (o) Each party to this Agreement acknowledges and agrees that any information or data involving the sale and purchase of the Assets and the consummation of the other transactions described in or contemplated by this Agreement, including, without limitation, the purchase price and other terms and provisions set forth herein, is of a confidential nature and not generally known to the public. In order to preserve the confidentiality of all such information and data and the goodwill associated with the sale and purchase of the Assets, each party hereto agrees that it shall not divulge, communicate or disclose any such information or data, except as may be required by law, in connection with the performance of their respective covenants, duties and obligations set forth in this Agreement or Purchaser's operation of the Business on and after the date of this Agreement, or use to the detriment of any other party hereto or for the benefit of any other person or entity, or misuse in any way, any such information or data.

         IN WITNESS WHEREOF, Seller and Purchaser have each duly executed this Agreement as of the date first set forth above.

QUEST MANUFACTURING, INC.                      SILICON FILM TECHNOLOGIES, INC.



By:      /S/ John Lichter                      By:   /S/ Sebastien Dufort
         -------------------------                   ---------------------
         John Lichter                                Sebastien DuFort

Its:     CEO                                   Its:  President

Date:    February 1, 2003                      Date: February 1, 2003